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                                                                   EXHIBIT 10.8A

                   AMENDMENT TO SECOND AMENDED AND RESTATED
                   ----------------------------------------
                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of February 7, 2001, by and between Catellus Development Corporation, a Delaware corporation (the "Company"), and Nelson C. Rising (the "Executive").

          WHEREAS, the Company and the Executive are parties to that certain Second Amended and Restated Employment Agreement (the "Agreement") dated as of October 1, 1999; and

          WHEREAS, the Company and the Executive desire to amend, modify or restate certain provisions of the Agreement;

          NOW, THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Amendment and Restatement. Section 10 of the Agreement shall be
               -------------------------
amended and restated in its entirety as follows:

          "10. Change of Control Payments.
               --------------------------

               (a)  Payments. If, within twelve months after the occurrence of a
                    --------
Change of Control (as defined in paragraph 10(c) hereof), the Executive's employment by the Company or its successor is terminated pursuant to paragraph 3(d) (relating to Constructive Discharge) or paragraph 3(g) (relating to termination by the Company without Cause), then the Executive shall be entitled to the following benefits in lieu of, and not in addition to, the amounts otherwise payable to the Executive pursuant to paragraph 4(c) hereof:

                    (i) the Company shall pay to the Executive the amounts set forth in paragraph 4(a); and

                    (ii) all stock options or other equity awards held by the Executive with respect to the Company's Common Stock shall become fully vested; and

                    (iii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive a lump sum payment in an amount which is equal to three (3) times the Executive's Average Salary and Bonus. For purposes of this Amendment, "Average Salary and Bonus" shall mean the greater of (A) the Executive's annual salary and

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          annual bonus, including any amounts deferred by the Executive under the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan, and any other deferred compensation program now or hereafter established by the Company, earned by the Executive for the three full calendar years prior to the Executive's termination of employment (regardless of whether all of such years occurred during the term of this Agreement and regardless of whether those earned amounts were paid out on a current basis or deferred) or such smaller number of full calendar years as the Executive has been employed by the Company, divided by the number of such full calendar years, or (B) the Executive's annual salary and annual bonus, including any amounts deferred by the Executive under the Company's Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan and any other deferred compensation program now or hereafter established by the Company, earned by the Executive for the three full calendar years with respect to which annual bonuses have been determined prior to the occurrence of the Change of Control (regardless of whether all of such years occurred during the term of this Agreement and regardless of whether those earned amounts were paid out on a current basis or deferred) or such smaller number of full calendar years as the Executive has been employed by the Company, divided by the number of such full calendar years.

               (b) Tax Protection Policy. The Executive shall receive the
                   ---------------------
     benefits of the Tax Protection Policy attached hereto as Appendix A, which
                                                              ----------
     is hereby incorporated by reference.

               (c) Definition of "Change of Control." A "Change of Control" of
                   --------------------------------
     the Company shall be deemed to have occurred upon the happening of any of the following events:

               (i) the acquisition or holding of the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), but excluding for this purpose any such acquisition (or holding) by (i) the Company or any corporation controlled by the Company; (ii) any employee benefit plan (or related trust) of the Company or any corporation controlled by the Company; (iii) any acquisition or ownership by an Acquiror of 25% of the Outstanding Company Voting Securities as a result of an acquisition of common stock or voting securities by the Company which, by reducing the number of shares of the

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     Company's common stock or voting securities outstanding, increases the proportionate number of shares beneficially owned by such Acquiror to 25% or more of the Outstanding Company Voting Securities; provided, however, that if an Acquiror shall become the beneficial owner of 25% or more of the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock or voting securities of the Company, then such acquisition shall constitute a Change of Control; or (iv) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then Outstanding Company Voting Securities;

                    (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Company, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                    (iii) consummation by the Company of (A) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) a complete liquidation or dissolution of the Company, or (C) the sale or other disposition of all or substantially all of the assets of the Company."


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          2.   No Other Modifications. Except as set forth in this Amendment,
               ----------------------
the Agreement shall remain unmodified and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                         "COMPANY"


                         CATELLUS DEVELOPMENT CORPORATION,
                         a Delaware corporation



                         By: /s/ Richard D. Farman
                            ---------------------------------------
                               Richard D. Farman
                               Lead Independent Director


                         Date of Execution: February __, 2001



                         By: /s/ William M. Kahane
                            ---------------------------------------
                               William M. Kahane
                               Chair of the Compensation & Benefits
                               Committee of the Board of Directors


                         Date of Execution:  February __, 2001


                         "EXECUTIVE"


                          /s/ Nelson C. Rising
                         ------------------------------------------
                         Nelson C. Rising


                         Date of Execution: February __, 2001

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                                  Appendix A
                                  ----------

                             Tax Protection Policy
                             ---------------------

          This Appendix shall apply if it is determined that any payment, distribution or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit, the provision of any severance pay or benefits and the acceleration of exercisability of any stock option) to the Executive or for the Executive's benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including, without limitation, any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of being "contingent on a change in the ownership or control" of the Company, within the meaning of Section 280G of the Code or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest or penalties, are collectively referred to as the "Excise Tax"). If the Payments are subject to the Excise Tax and it is determined that the Parachute Value of the Payments (as defined below) exceeds 110% of the Safe Harbor Amount (as defined below), the Executive shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that the net amount of the Payments and the Gross-Up Payment retained by the Executive after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on those Payments and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Appendix A,
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and taking into account any lost or reduced tax deductions on account of the
Gross-Up Payment, shall be equal to the Payments.   If it shall be determined
that the Parachute Value of the Payments does not exceed 110% of the Safe Harbor Amount, then no Gross-Up Payment shall be made to the Executive and the amount of the Payments otherwise due the Executive shall be reduced to the extent necessary to assure that the Parachute Value of the Payments as calculated for the Payments remaining after such reduction does not exceed the greater of (i) the Safe Harbor Amount or (ii) the amount which yields the Executive the greatest after-tax amount of Payments after taking into account any Excise Tax the Executive must pay with respect to those Payments. To the extent any such reduction to the Executive's Payments becomes necessary by reason of the preceding sentence, the reduction shall be applied against the portion of the Executive's Payments based upon the Executive's Average Salary and Bonus. For the purposes of this Appendix A, (a) "Parachute Value of the Payments" shall
                     ----------
mean the present value as of the date of the Change of Control for purposes of
Section 280G of the Code of the portion of such Payments that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accountants (as defined below) for purposes of determining whether and to what extent the Excise Tax will apply to such Payments, and (b) "Safe Harbor Amount" shall mean the maximum Parachute Value of the Payments that the Executive can receive without any Payments being subject to the Excise Tax.


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              (i)  All determinations required to be made under this Appendix A,
                                                                     ----------
including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations shall be made by the Accountants (as defined below) which shall provide the Executive and the Company with detailed supporting calculations with respect to such Gross-Up Payment within fifteen (15) business days of the receipt of notice from the Executive or the Company that the Executive has received or will receive a Payment. For the purposes of making the determinations and calculations required herein, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of
Section 280G and 4999 of the Code, including (without limitation) the Proposed Treasury Regulations under Section 280G of the Code, provided that the Accountants' determinations must be made on the basis of "substantial authority" (within the meaning of Section 6662 of the Code). For the purposes of this Appendix A, the "Accountants" shall mean the Company's independent certified
----------
public accountants serving immediately prior to the Change of Control. In the event that the Accountants are also serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accountants hereunder). All fees and expenses of the Accountants shall be borne solely by the Company.

              (ii) For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the actual reduction in federal income taxes which is reasonably expected to result from the deduction of such state or local taxes if paid in such year (determined, however, with regard to limitations on deductions based upon the amount of the Executive's adjusted gross income) To the extent practicable, any Gross-Up Payment with respect to any Payment shall be paid by the Company at the time the Executive is entitled to receive the Payment and in no event will any Gross-Up Payment be paid later than five days after the receipt by the Executive of the Accountant's determination. Any determination by the Accountants shall be binding upon the Company and the Executive.

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               (iii) As a result of uncertainty in the application of Section
4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made will have been an amount less than the Company should have paid pursuant to this Appendix A (the
                                                               -----------
"Underpayment"). Unless the Company elects to exhaust its remedies under paragraph (v) below with respect to the additional Excise Tax on your Payments, the Underpayment shall be promptly paid by the Company to or for the Executive's benefit at the time you are required to pay the additional Excise Tax resulting in such Underpayment.

               (iv) The Executive and the Company shall each provide the Accountants access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determination contemplated by this Appendix A.
----------

               (v) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest and/or penalties with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                     (A) give the Company any information reasonably requested by the Company relating to such claim;

                     (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to the Executive;

                     (C) cooperate with the Company in good faith in order to effectively contest such claim; and

                     (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all additional Excise Taxes imposed upon the Executive and all costs, legal fees and other expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify the Executive for and hold the Executive harmless from, on an after-tax basis, any additional Excise Tax (including interest and penalties with respect thereto) imposed upon the Executive and any Excise Tax or income or employment tax (including interest and penalties with respect thereto)


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attributable to the Company's payment of that additional Excise Tax on the
Executive's behalf or imposed as a result of such representation and payment of all related costs, legal fees and expenses. The amounts owed to the Executive by reason of the foregoing shall be paid to the Executive or for the Executive's benefit as they become due and payable. Without limiting the foregoing provisions of this paragraph, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify the Executive for and hold the Executive harmless from, on an after-tax basis, any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance (including as a result of any forgiveness by the Company of such advance); provided, further, that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is attributable in whole or in part to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

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